Exhibit 99.1

Match Group Reports Fourth Quarter and Full Year 2018 Results
Dallas, TX—February 6, 2019—Match Group (NASDAQ: MTCH) reported fourth quarter and full year 2018 financial results today and separately released an investor presentation, which is available on the Investor Relations section of its website at https://ir.mtch.com.
Q4 2018 HIGHLIGHTS

•	Total Revenue grew 21% over the prior year quarter to $457 million, driven by 17% Average Subscriber growth and 4% ARPU growth.

•	Average Subscribers increased to 8.2 million, up from 7.0 million in the prior year quarter.

•	Tinder Average Subscribers were 4.3 million in Q4 2018, increasing 233,000 sequentially and 1.2 million year-over-year.

•	Operating income was $151 million, an increase of 18% over the prior year quarter, and Adjusted EBITDA increased 15% over the prior year quarter to $176 million.

•	For the year ended December 31, 2018, Operating Cash Flow increased 88% to $603 million, and Free Cash Flow increased 96% to $573 million.
Key Financial and Operating Metrics

(In thousands, except EPS and ARPU)	Q4 2018	Q4 2017	Change
Revenue	$457,344	$378,907	21%
Operating Income	$151,001	$127,663	18%
Operating Income Margin	33%	34%	(0.7) pt
Net earnings (loss) attributable to shareholders	$115,544	$(9,023)	NM
Diluted EPS from continuing operations	$0.39	$(0.03)	NM
Adjusted EBITDA	$175,590	$153,236	15%
Adjusted EBITDA Margin	38%	40%	(2.0) pt
Average Subscribers	8,234	7,044	17%
ARPU	$0.58	$0.55	4%
YTD Operating Cash Flow	$603,455	$321,108	88%
YTD Free Cash Flow	$572,501	$292,275	96%
________________________
NM = not meaningful
See reconciliations of GAAP to non-GAAP measures starting on page 6.

Liquidity and Capital Resources
We net settled substantially all stock options that were exercised and restricted stock units that vested during the quarter ended December 31, 2018, utilizing $26 million of cash to pay employee withholding taxes, and we issued 0.6 million fewer dilutive shares as a result, at an effective price of $41.40. We also repurchased 1.0 million shares during the quarter ended December 31, 2018 at an average price of $45.40, further mitigating the dilutive impact from stock-based compensation activity. A total of 2.9 million shares remain available under the previously announced repurchase program. As of December 31, 2018, Match Group had 278.4 million common and class B common shares outstanding.
On December 19, 2018, we paid a special cash dividend of $2.00 per share on Match Group common stock and Class B common stock, to stockholders of record as of the close of business on December 5, 2018, in the aggregate amount equal to $556 million, which was funded with cash on hand and borrowings under our revolving credit facility.
As of December 31, 2018, the Company had $187 million in cash and cash equivalents and $1.5 billion of long-term debt. The Company has a $500 million revolving credit facility, of which $260 million was utilized as of December 31, 2018. Currently, the balance on the revolving credit facility is $185 million.
Match Group’s trailing twelve-month leverage as of December 31, 2018 is 2.3x on a gross basis and 2.1x on a net basis.
As of December 31, 2018, IAC’s economic ownership interest and voting interest in Match Group were 81.1% and 97.6%, respectively.
Income Taxes
In the fourth quarter of 2018, Match Group recorded an income tax provision of $21 million compared to $110 million in the fourth quarter of 2017. The provision in the fourth quarter of 2017 included $92 million of discrete charges related to U.S. tax reform.
Conference Call
Match Group will audiocast a conference call to answer questions regarding its fourth quarter and full year financial results on Thursday, February 7, 2019 at 8:30 a.m. Eastern Time. This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of Match Group’s business. The live audiocast will be open to the public, and the investor presentation reviewing the results has been posted, on Match Group’s investor relations website at http://ir.mtch.com.

GAAP FINANCIAL STATEMENTS
MATCH GROUP CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(In thousands, except per share data)
Revenue	$457,344	$378,907	$1,729,850	$1,330,661
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	111,210	85,942	410,000	279,499
Selling and marketing expense	103,148	85,904	419,954	375,610
General and administrative expense	50,173	42,083	180,286	179,804
Product development expense	33,499	28,061	132,030	101,150
Depreciation	7,909	8,994	32,968	32,613
Amortization of intangibles	404	260	1,318	1,468
Total operating costs and expenses	306,343	251,244	1,176,556	970,144
Operating income	151,001	127,663	553,294	360,517
Interest expense	(18,959)	(19,995)	(73,417)	(77,565)
Other income (expense), net	3,088	(5,374)	7,765	(30,827)
Earnings from continuing operations, before tax	135,130	102,294	487,642	252,125
Income tax (provision) benefit	(21,147)	(110,187)	(14,673)	103,852
Net earnings (loss) from continuing operations	113,983	(7,893)	472,969	355,977
Loss from discontinued operations, net of tax	—	(1,003)	(378)	(5,650)
Net earnings (loss)	113,983	(8,896)	472,591	350,327
Net loss (earnings) attributable to noncontrolling interests	1,561	(127)	5,348	(179)
Net earnings (loss) attributable to Match Group, Inc. shareholders	$115,544	$(9,023)	$477,939	$350,148

Net earnings per share from continuing operations:
Basic	$0.42	$(0.03)	$1.73	$1.35
Diluted	$0.39	$(0.03)	$1.61	$1.20
Net earnings per share attributable to Match Group, Inc. shareholders:
Basic	$0.42	$(0.03)	$1.73	$1.33
Diluted	$0.39	$(0.03)	$1.61	$1.18

Dividend declared per share	$2.00	$—	$2.00	$—

Basic shares outstanding	278,107	273,323	277,005	264,014
Diluted shares outstanding	295,139	273,323	296,775	296,076

Stock-based compensation expense by function:
Cost of revenue	$519	$455	$2,287	$1,701
Selling and marketing expense	1,073	1,292	3,599	4,545
General and administrative expense	8,529	7,100	32,346	42,840
Product development expense	6,100	6,616	27,799	20,004
Total stock-based compensation expense	$16,221	$15,463	$66,031	$69,090

MATCH GROUP CONSOLIDATED BALANCE SHEET

	December 31, 2018	December 31, 2017
	(In thousands)
ASSETS
Cash and cash equivalents	$186,947	$272,624
Accounts receivable, net	99,052	116,751
Other current assets	57,766	55,369
Total current assets	343,765	444,744
Property and equipment, net	58,351	61,620
Goodwill	1,244,758	1,247,644
Intangible assets, net	237,640	230,345
Deferred income taxes	134,347	123,199
Long-term investments	9,076	11,137
Other non-current assets	25,124	11,457
TOTAL ASSETS	$2,053,061	$2,130,146

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable	$9,528	$10,112
Deferred revenue	209,935	198,095
Accrued expenses and other current liabilities	135,971	110,566
Total current liabilities	355,434	318,773
Long-term debt, net	1,515,911	1,252,696
Income taxes payable	13,918	8,410
Deferred income taxes	20,174	28,478
Other long-term liabilities	21,760	14,484

Redeemable noncontrolling interest	—	6,056

Commitment and contingencies

SHAREHOLDERS’ EQUITY
Common stock	72	64
Class B convertible common stock	210	210
Additional paid-in capital	(57,575)	81,082
Retained earnings	453,778	532,211
Accumulated other comprehensive loss	(137,166)	(112,318)
Treasury stock	(133,455)	—
Total Match Group, Inc. shareholders’ equity	125,864	501,249
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,053,061	$2,130,146

MATCH GROUP CONSOLIDATED STATEMENT OF CASH FLOWS

	Twelve Months Ended December 31,
	2018	2017
	(In thousands)
Cash flows from operating activities attributable to continuing operations:
Net earnings from continuing operations	$472,969	$355,977
Adjustments to reconcile net earnings from continuing operations to net cash provided by operating activities attributable to continuing operations:
Stock-based compensation expense	66,031	69,090
Depreciation	32,968	32,613
Amortization of intangibles	1,318	1,468
Deferred income taxes	(19,639)	(118,251)
Acquisition-related contingent consideration fair value adjustments	320	5,253
Other adjustments, net	230	22,142
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	17,272	(51,587)
Other assets	(14,606)	(10,547)
Accounts payable and other liabilities	20,769	(16,801)
Income taxes payable and receivable	12,765	(1,002)
Deferred revenue	13,058	32,753
Net cash provided by operating activities attributable to continuing operations	603,455	321,108
Cash flows from investing activities attributable to continuing operations:
Net cash acquired (used) in business combinations	1,136	(280)
Capital expenditures	(30,954)	(28,833)
Proceeds from the sale of a business, net	—	96,144
Proceeds from the sale of long-term investment	—	60,163
Purchases of investments	(3,800)	(9,076)
Other, net	(4,143)	70
Net cash (used in) provided by investing activities attributable to continuing operations	(37,761)	118,188
Cash flows from financing activities attributable to continuing operations:
Borrowings under the Credit Facility	260,000	—
Term Loan borrowings	—	75,000
Proceeds from bond offering	—	450,000
Principal payments on senior notes	—	(445,172)
Debt issuance costs	(1,281)	(12,285)
Proceeds from issuance of common stock pursuant to stock-based awards	12	59,442
Withholding taxes paid on behalf of employees on net settled stock-based awards	(207,720)	(254,210)
Dividends	(556,372)	—
Purchase of treasury stock	(133,455)	—
Purchase of noncontrolling interests	(9,980)	(436)
Purchase of stock-based awards	—	(272,459)
Acquisition-related contingent consideration payments	(185)	(23,429)
Other, net	(574)	(165)
Net cash used in financing activities attributable to continuing operations	(649,555)	(423,714)
Total cash (used in) provided by continuing operations	(83,861)	15,582
Net cash used in operating activities attributable to discontinued operations	—	(6,061)
Net cash used in investing activities attributable to discontinued operations	—	(471)
Total cash used in discontinued operations	—	(6,532)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,760)	9,940
Net (decrease) increase in cash, cash equivalents, and restricted cash	(85,621)	18,990
Cash, cash equivalents, and restricted cash at beginning of period	272,761	253,771
Cash, cash equivalents, and restricted cash at end of period	$187,140	$272,761

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
MATCH GROUP RECONCILIATION OF NET EARNINGS TO ADJUSTED EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(Dollars in thousands)
Net earnings (loss) attributable to Match Group, Inc. shareholders	$115,544	$(9,023)	$477,939	$350,148
Add back:
Net (loss) earnings attributable to noncontrolling interests	(1,561)	127	(5,348)	179
Loss from discontinued operations, net of tax	—	1,003	378	5,650
Income tax provision (benefit)	21,147	110,187	14,673	(103,852)
Other (income) expense, net	(3,088)	5,374	(7,765)	30,827
Interest expense	18,959	19,995	73,417	77,565
Operating Income	151,001	127,663	553,294	360,517
Stock-based compensation expense	16,221	15,463	66,031	69,090
Depreciation	7,909	8,994	32,968	32,613
Amortization of intangibles	404	260	1,318	1,468
Acquisition-related contingent consideration fair value adjustments	55	856	320	5,253
Adjusted EBITDA	$175,590	$153,236	$653,931	$468,941

Revenue	$457,344	$378,907	$1,729,850	$1,330,661
Operating income margin	33%	34%	32%	27%
Adjusted EBITDA margin	38%	40%	38%	35%
MATCH GROUP RECONCILIATION OF OPERATING CASH FLOW FROM CONTINUING OPERATIONS TO FREE CASH FLOW

	Twelve Months Ended December 31,
	2018	2017
	(In thousands)
Net cash provided by operating activities attributable to continuing operations	$603,455	$321,108
Capital expenditures	(30,954)	(28,833)
Free Cash Flow	$572,501	$292,275

MATCH GROUP RECONCILATION OF GAAP REVENUE TO NON-GAAP REVENUE, EXCLUDING FOREIGN EXCHANGE EFFECTS

(Dollars in thousands, except ARPU)	Three Months Ended December 31,
	2018	Change	% Change	2017
Revenue, as reported	$457,344	$78,437	21%	$378,907
Foreign exchange effects	10,750
Revenue Excluding Foreign Exchange Effects	$468,094	$89,187	24%	$378,907

(Change calculated using non-rounded numbers)
International ARPU, as reported	$0.56		4%	$0.54
Foreign exchange effects	0.03
International ARPU, excluding foreign exchange effects	$0.59		9%	$0.54

(Dollars in thousands, except ARPU)	Twelve Months Ended December 31,
	2018	Change	% Change	2017
Revenue, as reported	$1,729,850	$399,189	30%	$1,330,661
Foreign exchange effects	(6,248)
Revenue Excluding Foreign Exchange Effects	$1,723,602	$392,941	30%	$1,330,661

(Change calculated using non-rounded numbers)
International ARPU, as reported	$0.56		10%	$0.51
Foreign exchange effects	(0.00)
International ARPU, excluding foreign exchange effects	$0.56		9%	$0.51

DILUTIVE SECURITIES
Match Group has various tranches of dilutive securities. The table below details these securities and their potentially dilutive impact (shares in millions; rounding differences may occur).

2/1/2019
Share Price	$54.73
Absolute Shares	278.5
Vested Options and Awards
Match Group Options	3.0
IAC Equity Awards	0.3
Total Dilution - Vested Options and Awards	3.3
Unvested Options and Awards
Match Group Options	7.4
Match Group RSUs	1.8
Total Dilution - Unvested Options and Awards	9.2

Total Dilution	12.6
% Dilution	4.3%
Total Diluted Shares Outstanding	291.0
The dilutive securities calculation in the above table is different from GAAP dilution, which is calculated based on the treasury method.
Options — The table above assumes the option exercise price and the estimated income tax benefit from the tax deduction received upon the exercise of options (both vested and unvested awards) is used to repurchase Match Group shares.
Match Group is currently net settling all exercised options net of both the exercise price and employee withholding taxes. If the table above assumed options were also net settled for employee withholding taxes at a 50% withholding rate, the dilution shown above would be reduced by 2.0 million and 4.8 million shares for vested and unvested options, respectively, and the withholding taxes paid by the Company on behalf of the employees would be $110.7 million and $263.9 million for vested and unvested options, respectively.
RSUs — The table above assumes RSUs are settled net of withholding taxes, as is our practice, and the dilutive effect is presented as the net number of shares that would be issued upon vesting assuming a withholding tax rate of 50%. Withholding taxes paid by the Company on behalf of the employees upon vesting would have been $181.6 million, assuming the stock price in the table above and a 50% withholding rate.  The table above also assumes the estimated income tax benefit from the tax deduction received upon the vesting of Match Group RSUs is used to repurchase Match Group shares.
IAC Equity Awards — IAC Equity awards represent options and market-based restricted stock units denominated in the shares of IAC that have been issued to employees of Match Group. Upon the exercise or vesting of IAC Equity awards, IAC will settle the awards with shares of IAC, and Match Group will issue additional shares of Match Group to IAC as reimbursement. The table above assumes the estimated income tax benefit from the tax deduction received upon the exercise or vesting of IAC denominated equity awards is used to repurchase Match Group shares.

PRINCIPLES OF FINANCIAL REPORTING
Match Group reports Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and Revenue Excluding Foreign Exchange Effects, all of which are supplemental measures to U.S. generally accepted accounting principles (“GAAP”). The Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, measures are among the primary metrics by which we evaluate the performance of our business, on which our internal budget is based and by which management is compensated. Revenue Excluding Foreign Exchange Effects provides a comparable framework for assessing how our business performed without the effect of exchange rate differences when compared to prior periods. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Match Group endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments, which we describe below, between the GAAP and non-GAAP measures. Interim results are not necessarily indicative of the results that may be expected for a full year.
Definitions of Non-GAAP Measures
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements. We believe Adjusted EBITDA is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items are excluded from our Adjusted EBITDA measure because they are non-cash in nature. Adjusted EBITDA has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues. We believe Adjusted EBITDA margin is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.
Free Cash Flow is defined as net cash provided by operating activities from continuing operations, less capital expenditures. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.
We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes. In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events. We manage our business for cash and we think it is of utmost importance to maximize cash – but our primary valuation metric is Adjusted EBITDA.
Revenue Excluding Foreign Exchange Effects is calculated by translating current period revenues using prior period exchange rates. The percentage change in Revenue Excluding Foreign Exchange Effects is calculated by determining the change in current period revenues over prior period revenues where current period revenues are translated using prior period exchange rates. We believe the impact of foreign exchange rates on Match Group, due to its global reach, may be an important factor in understanding period over period comparisons if movement in rates is significant. Since our results are reported in U.S. dollars, international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S dollar strengthens relative to other foreign currencies. We believe the presentation of revenue excluding foreign exchange in addition to reported revenue helps improve the ability to understand Match Group’s performance because it excludes the impact of foreign currency volatility that is not indicative of Match Group’s core operating results.
Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures
Stock-based compensation expense consists principally of expense associated with the grants of stock options, RSUs, performance-based RSUs and market-based awards. These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding using the treasury stock method. Performance-based RSUs and market-based awards are included only to the extent the applicable performance or market condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). To the extent stock-based awards are settled on a net basis, the Company remits the required tax-withholding amounts from its current funds.
Depreciation is a non-cash expense relating to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.
Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer lists, trade names and technology, are valued and amortized over their estimated lives. Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.
Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value. These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or the ongoing cost of doing business.
DEFINITION OF OPERATING METRIC TERMS USED
Direct Revenue - is revenue that is received directly from end users of our products and includes both subscription and à la carte revenue.
Indirect Revenue - is revenue that is not received directly from end users of our products, substantially all of which is advertising revenue.
Subscribers - are users who purchase a subscription to one of our products. Users who purchase only à la carte features are not included in Subscribers.
Average Subscribers - is the number of Subscribers at the end of each day in the relevant measurement period divided by the number of calendar days in that period.
Average Revenue per Subscriber (“ARPU”) - is Direct Revenue from Subscribers in the relevant measurement period (whether in the form of subscription or à la carte) divided by the Average Subscribers in such period and further divided by the number of calendar days in such period. Direct Revenue from users who are not Subscribers and have purchased only à la carte features is not included in ARPU.

OTHER INFORMATION
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on February 7, 2019, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: Match Group’s future financial performance, Match Group’s business prospects and strategy, anticipated trends and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: competition, our ability to maintain user rates on our higher monetizing dating products, our ability to attract users to our dating products through cost-effective marketing and related efforts, foreign currency exchange rate fluctuations, our ability to distribute our dating products through third parties and offset related fees, the integrity and scalability of our systems and infrastructure (and those of third parties) and our ability to adapt ours to changes in a timely and cost-effective manner, our ability to protect our systems from cyberattacks and to protect personal and confidential user information, risks relating to certain of our international operations and acquisitions and certain risks relating to our relationship with IAC/InterActiveCorp, among other risks. Certain of these and other risks and uncertainties are discussed in Match Group’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect Match Group’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Match Group management as of the date of this press release. Match Group does not undertake to update these forward-looking statements.
About Match Group
Match Group (NASDAQ: MTCH) is a leading provider of dating products available in over 40 languages to our users all over the world through applications and websites we own and operate. We operate a portfolio of brands, including Tinder, Match, PlentyOfFish, Meetic, OkCupid, OurTime, Pairs, and Hinge, as well as a number of other brands, each designed to increase our users’ likelihood of finding a meaningful connection. Through our portfolio of trusted brands, we provide tailored products to meet the varying preferences of our users.
Contact Us
Lance Barton
Match Group Investor Relations
(212) 314-7400

Justine Sacco
Match Group Corporate Communications
(212) 445-5088

Match Group
8750 North Central Expressway, Dallas, TX 75231, (214) 576-9352 https://mtch.com